UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2023

CERENCE INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39030	83-4177087
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Burlington Woods Drive, Suite 301A Burlington, MA	01803
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 362-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CRNC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As previously reported by Cerence Inc. (the “Company”) in a Current Report on Form 8-K filed on April 6, 2023, Prateek Kathpal notified the Company of his decision to resign as Chief Technology Officer of the Company, effective as of May 8, 2023, in order to pursue another opportunity. In order to assist with an orderly transition of his responsibilities, on April 16, 2023, the Company and Mr. Kathpal entered into a Transitional Services and Advisory Agreement (the “Agreement”), pursuant to which Mr. Kathpal has agreed to provide transitional assistance as requested by the Company from May 9, 2023 through November 30, 2023. Pursuant to the Agreement, Mr. Kathpal will be eligible to earn metric-based advisory fees up to an aggregate amount of $250,000 based on a mutually-agreed transition plan. In addition, Mr. Kathpal’s restricted stock units with time-based vesting that are scheduled to vest on October 1, 2023 (consisting of 44,857 restricted stock units) will be eligible for continued vesting if Mr. Kathpal remains in a service relationship with the Company through the applicable vesting date and timely satisfies the metrics in the transition plan. All other equity awards held by Mr. Kathpal will be forfeited as of May 8, 2023. The Agreement also contains a reaffirmation of Mr. Kathpal’s confidentiality obligations to the Company and other restrictive covenants, as well as a general release of claims by Mr. Kathpal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CERENCE INC.

Date: April 20, 2023	By:	/s/ Stefan Ortmanns
	Name:	Stefan Ortmanns
	Title:	Chief Executive Officer